Exhibit 10.1

FIRST AMENDMENT TO THE AMENDED AND RESTATED COYA THERAPEUTICS, INC.

2021 EQUITY INCENTIVE PLAN

ADOPTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

MARCH 19, 2024

APPROVED BY STOCKHOLDERS:

MAY 8, 2024

This First Amendment (the “Amendment”) to the Coya Therapeutics, Inc. Amended and Restated 2021 Equity Incentive Plan (the “Plan”) of Coya Therapeutics, Inc. (the “Company”), is made as of May 8, 2024. All capitalized terms used but not defined in this Amendment shall have the meanings assigned to such terms in the Plan.

W I T N E S S E T H:

WHEREAS, Section 2(a) of the Plan grants to the Board of Directors of the Company (the “Board”) the power delegate administration of the Plan to a Committee of the Board and the Board has delegated the administration of the Plan to the Compensation Committee of the Board (the “Committee”);

WHEREAS, Section 2(b)(v) of the Plan reserves to the Committee the right to amend the Plan from time to time;

WHEREAS, the Committee desires to increase the number of shares of Common Stock reserved for issuance under the Plan from 1,821,073 to 2,571,073, subject to approval by the Company’s stockholders.

NOW, THEREFORE, be it effective as of the date of approval by the Company’s stockholders, the Plan is hereby amended as follows:

1. Amendment to Section 3. Section 3(a) of the Plan is hereby amended and restated in its entirety, to read as follows:

(a)

Share Reserve. Subject to Section 3(b) below and Section 9(a) (relating to Capitalization Adjustments), the aggregate number of shares of Common Stock that may be issued pursuant to Awards shall be 2,571,073 shares (the “Share Reserve”). For clarity, the Share Reserve is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, the Share Reserve does not limit the granting of Awards except as provided in Section 7(a).

2. This Amendment shall be subject to approval by the stockholders of the Company within 12 months after the date this Amendment is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under applicable laws. Notwithstanding any provision in the Plan to the contrary, exercise of any Option granted for shares of Common Stock in excess of those remaining available for grant under the Plan in the absence of such Amendment before the Company has obtained stockholder approval of this Amendment in accordance with this Section 2 shall be conditioned upon obtaining such stockholder approval of this Amendment in accordance with this Section 2.

3. Except as set forth herein, the Plan shall remain in full force and effect without modification.

IN WITNESS WHEREOF, the undersigned officer hereby certifies that the foregoing amendment to the Plan was duly adopted and approved by the Committee.

COYA THERAPEUTICS, INC.

/s/ Howard Berman
Howard Berman, M.D.
Chief Executive Officer